Exhibit 99.1

October 24, 2017

To Our Members:

Today the Board of Directors of the Federal Home Loan Bank of Chicago declared a 3.30% dividend (annualized) on Class B1 activity capital stock for members that borrow from the Bank and a 1.25% dividend (annualized) on Class B2 membership capital stock. We offer a higher dividend on the B1 stock as a means to provide additional value to those members that support the cooperative by using our advances products. The higher dividend you receive on Class B1 activity stock, in effect, lowers your all-in cost of borrowing from the Bank.
In addition, the Bank expects to report net income of $77 million for the third quarter of 2017 when we file our Form 10-Q with the Securities and Exchange Commission early next month. At September 30, 2017, advances were $50.2 billion, up 11% from December 31, 2016, and letters of credit were $15.4 billion, up 43% from December 31, 2016. In addition, the volume for our MPF® Traditional products also increased. Click here to read our preliminary and unaudited financial results as well as details on dividend payments.

Member Owned. Member Focused.
As a member-focused cooperative, we strive to offer products and services that meet your business needs. Earlier this year we hired Beall Research to conduct a two-part survey to help us refine our offerings so we are correctly positioned to serve as your trusted business partner in the future. Thank you to those members who spoke to Beall Research on the telephone this summer; your responses are helping us craft an online survey that Beall Research will email to all members this fall asking for additional input on how we can enhance the value of your membership.We hope you will continue to take the time to complete the online survey, and we will share the results with you when they are finalized.
We are also pleased to announce that we’ve updated www.fhlbc.com to make it more modern and mobile-friendly. It’s streamlined-including side-by-side product comparison tables-searchable, and solutions-oriented. eBanking users will now log in via the link on the homepage of www.fhlbc.com. After you’ve checked out the new website, let us know what you think of it via our new feedback form.

Investments in Your Community
We continue to invest in members’ communities across the United States. Through our new Community First® Capacity-Building Grant Program, we granted $250,000 to six nonprofit lending institutions in Illinois and Wisconsin this August to help them expand their capacity, and, in turn, increase their impact on community development and affordable housing in their neighborhoods.
Also this fall, we joined the ten other Federal Home Loan Banks to donate to hurricane relief efforts in Texas and the Gulf Coast, Florida and the Southeast, Puerto Rico, and the U.S. Virgin Islands. Together we are committed to supporting members as they help to rebuild their communities.

As always, thank you for your membership in the Federal Home Loan Bank of Chicago.

Best regards,
Matt Feldman
President and CEO

This publication contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully execute our business model and to pay future dividends (including enhanced dividends on activity stock), our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, our ability to continue to offer the Reduced Capitalization Advance Program, our ability to implement new or enhanced products or programs, the impacts to us from the Federal Housing Finance Agency’s final membership rule, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this publication. The financial results discussed in this publication are preliminary and unaudited. “Community First,” “Mortgage Partnership Finance,” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

[The text below follows the first "click here" link]

Third Quarter 2017 Dividend
On October 24, 2017, the Board of Directors of the Federal Home Loan Bank of Chicago declared a dividend of 3.30% (annualized) for Class B1 activity capital stock for members that borrow from the Bank and a dividend of 1.25% (annualized) for Class B2 membership capital stock. The dividend will be paid by crediting members’ accounts on November 15, 2017. The actual effective combined dividend rate on the total stock held by each member will depend on each member’s level of advance activity with the Bank during the third quarter and the relative average number of shares of Class B2 membership stock and Class B1 activity stock outstanding during the quarter. The higher dividend you receive on Class B1 stock, in effect, lowers your all-in cost of borrowing from the Bank.

Third Quarter 2017 Financial Highlights
For more details, please refer to the Condensed Statements of Income and Statements of Condition on the next page. The results discussed here are preliminary and unaudited. We expect to file our third quarter 2017 Form 10-Q with the Securities and Exchange Commission (SEC) next month. You will be able to access it on our website, www.fhlbc.com, or through the SEC’s reporting website.

•	We recorded net income of $77 million in the third quarter of 2017, up from $76 million in the third quarter of 2016.

•
Net interest income for the third quarter of 2017 was $123 million, up 9% from $113 million for the third quarter of 2016 as we benefited both from the rising rate environment and higher levels of interest earning assets.

•	Total investment securities decreased 17% to $17.5 billion at September 30, 2017, down from
$21.0 billion at December 31, 2016, as our investment portfolio continued to pay down.

•	Advances outstanding increased 11% to $50.2 billion at September 30, 2017, up from
$45.1 billion at December 31, 2016.

•	MPF Loans held in portfolio, net of allowance for credit losses increased $57 million or 1% to$5.0 billion at September 30, 2017.

•	Total assets increased 11% to $87.5 billion as of September 30, 2017, compared to $78.7 billion as of December 31, 2016.

•	We remained in compliance with all of our regulatory capital requirements as of September 30, 2017.

This publication contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully execute our business model and to pay future dividends (including enhanced dividends on activity stock), our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, our ability to continue to offer the Reduced Capitalization Advance Program, our ability to implement new or enhanced products or programs, the impacts to us from the Federal Housing Finance Agency’s final membership rule, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this publication. The financial results discussed in this publication are preliminary and unaudited. “Community First,” “Mortgage Partnership Finance,” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Condensed Statements of Condition
(Dollars in millions)
(Preliminary and Unaudited)
	September 30, 2017	December 31, 2016	Change
Cash and due from banks, interest bearing deposits, Federal Funds sold, and securities purchased under agreement to resell	$14,381	$7,376	95%
Investment securities	17,536	21,035	(17)%
Advances	50,153	45,067	11%
MPF Loans held in portfolio, net of allowance for credit losses	5,024	4,967	1%
Other	394	247	60%
Assets	$87,488	$78,692	11%

Consolidated obligation discount notes	$45,460	$35,949	26%
Consolidated obligation bonds	35,890	36,903	(3)%
Other	1,266	1,145	11%
Liabilities	82,616	73,997	12%
Capital stock	1,557	1,711	(9)%
Retained earnings	3,219	3,020	7%
Accumulated other comprehensive income (loss)	96	(36)	367%
Capital	4,872	4,695	4%
Total liabilities and capital	$87,488	$78,692	11%

Condensed Statements of Income
(Dollars in millions)
(Preliminary and Unaudited)
	For the three months ended September 30,			For the year to date ended September 30,
	2017	2016	Change	2017	2016	Change
Interest income	$411	$309	33%	$1,121	$944	19%
Interest expense	(288)	(196)	47%	(768)	(600)	28%
Net interest income	123	113	9%	353	344	3%
Reversal of (provision for) credit losses	1	—	—%	—	—	—%
Net interest income after reversal of (provision for) credit losses	124	113	10%	353	344	3%
Litigation settlement awards	—	—	—%	1	38	(97)%
Other noninterest income	5	14	(64)%	30	23	30%
Noninterest income	5	14	(64)%	31	61	(49)%
Noninterest expense	(43)	(42)	2%	(129)	(128)	1%
Income before assessments	86	85	1%	255	277	(8)%
Affordable Housing Program assessment	(9)	(9)	—%	(26)	(28)	(7)%
Net income	$77	$76	1%	$229	$249	(8)%

Average interest earning assets	$82,725	$78,947	5%	$81,220	$76,513	6%
Net interest income yield on average interest earning assets	0.59%	0.57%	0.02%	0.58%	0.60%	(0.02)%